Exhibit 10.1

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act.  Omitted information marked “[***]” in this Exhibit has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

JUPITER GAS GATHERING AGREEMENT

between

EQT PRODUCTION COMPANY,

EQT ENERGY, LLC

and

EQT GATHERING, LLC

JUPITER GAS GATHERING AGREEMENT

i

JUPITER GAS GATHERING AGREEMENT

This JUPITER GAS GATHERING AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into effective as of May 1, 2014 (the “Effective Date”) by and between EQT Production Company (“Producer”) and EQT Energy, LLC (collectively with Producer, “Shipper”), on the one hand, and EQT Gathering, LLC (“Gatherer”), on the other hand.  Producer, Shipper and Gatherer are each sometimes referred to herein as a “Party,” and collectively as the “Parties.”

RECITALS

WHEREAS, Shipper owns and/or controls supplies of natural gas and desires that Gatherer provide Gathering Services (defined below) for such natural gas; and

WHEREAS, Gatherer owns and operates or will own and operate the Gathering System (defined below) and is willing to provide the Gathering Services for Shipper on the terms and subject to the conditions in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, and conditions herein contained, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS

1.1                            Definitions.  The following definitions shall apply in this Agreement:

“AAA” shall have the meaning set forth in Section 16.4.

“Actual Average Receipt Point Pressure” shall have the meaning set forth in Section 5.4(b).

“Adequate Assurance of Payment” means either (i) advance payment for service in a continuing nature; (ii) an irrevocable letter of credit from a Creditworthy financial institution reasonably acceptable to Gatherer; or (iii) a guaranty from a Creditworthy guarantor.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with such Person.  For purposes of this definition, “control” (and the correlative terms “controlling,” “controlled by,” and “under common control with”) means the direct or indirect ownership of fifty percent (50%) or more of the voting rights in a Person or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise.  For purposes of this Agreement, neither Producer nor Shipper shall be considered an Affiliate of Gatherer and vice versa.

“AGA” shall have the meaning set forth in Section 6.1(b).

“Agreement” shall have the meaning set forth in the Preamble.

“API MPMS” shall have the meaning set forth in Section 6.1(d).

“Assumed Obligations” shall have the meaning set forth in Section 15.3.

“Balancing” shall have the meaning set forth in Section 3.3.

“BLS” shall have the meaning set forth in the definition of “PPI Index.”

“Btu” means the amount of heat required to raise the temperature of one pound of water one degree Fahrenheit (1ºF) at sixty degrees Fahrenheit (60ºF) and at a pressure of 14.696 Psia as determined on a gross, dry basis.

“Business Day” means any Day other than a Saturday, a Sunday, or a holiday on which commercial banks in Pittsburgh, Pennsylvania are closed.

“Claiming Party” shall have the meaning set forth in the definition of “Force Majeure.”

“Compression Facilities” means Gas compression facilities to be constructed, installed and owned by Gatherer to achieve the Compression MDQ of the Gathering System.

“Compression MDQ” means the maximum daily quantity of Gas that the Gathering System is capable of compressing, as such quantity is set forth in the table on Exhibit A.

“Contract MDQ” means the maximum daily quantity of Gas for which Gatherer will provide Firm Service to Shipper on the Gathering System in accordance with Exhibits A and B-1 and the terms and conditions of this Agreement.

“Contract Overrun Fee” shall have the meaning set forth in Section 1.d of Exhibit B-1.

“Contract Year” means the twelve (12) Month period beginning on the first Day of the first Month of any Term and, thereafter, the twelve (12) Month period beginning on each anniversary of such Term until the Term terminates in accordance with this Agreement.

“Creditworthy” means, in the case of a Person, that the Person has (i) an Investment Grade Rating or (ii) provided a guaranty of performance, in a form reasonably acceptable to the beneficiary of such guaranty, from a Person with an Investment Grade Rating.

“Cubic feet” or “cubic foot” shall mean the volume of Gas which occupies one (1) cubic foot of space at a temperature of sixty degrees Fahrenheit (60°F) and an absolute pressure of fourteen and seventy-three hundredths (14.73) Psia.

“Cure Period” shall have the meaning set forth in Section 10.1.

“Curing Facilities” shall have the meaning set forth in Section 5.2(b).

“Day” means a period of twenty-four (24) consecutive hours beginning at 10:00 a.m., Eastern Time.  The term “Daily” shall have a corresponding meaning.

“Dekatherm” or “Dth” means one million (1,000,000) Btus; and “Dth/d” means one million (1,000,000) Btus per Day.

“Delivery Point” means any point of interconnection of the Gathering System and the facilities of a Downstream Pipeline as set forth on Exhibit A, at which point(s) Gatherer will redeliver Gas to Shipper or for Shipper’s account.  Delivery Point also means Drip Liquids Delivery Point where applicable.

“Discounted Cash Flow Calculation” means, with respect to an Incremental Expansion, Incremental Capital Project or other similar facilities for which the Parties have agreed to a predetermined rate of return, the method of estimating all future incremental (i) capital expenditures, (ii) expenses and (iii) revenue cash flows incurred during the remainder of the Term applicable to such Incremental Expansion, Incremental Capital Project or other similar facilities, and discounting them using an annual [***] percent ([***]%) discount rate to determine a present value equal to zero.

“Downstream Pipeline” means any pipeline or other receiving facility downstream of a Delivery Point.

“Drip Liquids” means all commercially marketable quantities of distillates, condensate, and other hydrocarbon liquids that are collected by Gatherer between the Receipt Point(s) and the Delivery Point(s) on the Gathering System, including all commercially marketable quantities of distillates, condensate, and other hydrocarbon liquids allocated to Shipper in accordance with Section 3.1(d), but excluding non-commercially marketable volumes of liquid and liquefiable hydrocarbons that accumulate under natural conditions.

“Drip Liquids Delivery Point” shall have the meaning set forth in Exhibit A.

“Effective Date” shall have the meaning set forth in the Preamble.

“Engineering and Technical Design Standards” shall have the meaning set forth in Section I.B. of Exhibit F.

“ESCGP” means Erosion and Sediment Control General Permits.

“Event of Default” shall have the meaning set forth in Section 10.1.

“Expansion” means a Planned Expansion or Incremental Expansion.

“Expansion Term” means, with respect to any Expansion, the period of ten (10) Contract Years beginning on the In-Service Date of the Compression Facilities for such Expansion and continuing Contract Year to Contract Year thereafter subject to termination by either Party on the tenth (10th) anniversary of such In-Service Date or on the last Day of any Contract Year thereafter by giving at least one hundred eighty (180) Days’ prior written notice to the other Party.

“Fees” shall have the meaning set forth in Section 7.1.

“Firm Service” means service that is not subject to curtailment or interruption except in cases of Force Majeure or as otherwise provided in this Agreement.

“FL&U” means for any Month, the sum of (i) Fuel and (ii) L&U measured or estimated by or on behalf of Gatherer for such Month.

“Force Majeure” means an event that is not within the reasonable control of the Party claiming suspension (the “Claiming Party”), and which by the exercise of due diligence the Claiming Party is unable to avoid or overcome in a commercially reasonable manner.  The following is an illustrative list of causes or circumstances that could be considered an event of “Force Majeure” if such cause or circumstance meets the requirements of Force Majeure as defined above:  acts of God; labor disputes; floods; fires; storms; industrial disturbances; acts of the public enemy; sabotage; landslides; lightning; earthquakes; washouts; civil disturbances; explosions; breakage or accidents to machinery or lines of pipe; any inability or refusal by Downstream Pipelines to transport Gas for operational reasons; the inability or delay in obtaining materials, supplies, or labor; an order of any court or Governmental Authority or any change in any Laws affecting the operation of the facilities; inability or delay in obtaining rights of way from any Person or obtaining permits, licenses or approvals from any Governmental Authority.  The failure of a Claiming Party to settle or prevent a strike or other labor dispute shall not be considered to be a matter within such Claiming Party’s control.

“Fuel” means the quantity of fuel consumed by the Gathering System.

“Gas” means any mixture of gaseous hydrocarbons, consisting essentially of methane and heavier hydrocarbons (including liquefiable hydrocarbons), and inert and noncombustible gases associated with production from oil, condensate, or gas reservoirs.

“Gatherer” shall have the meaning set forth in the Preamble, and includes any assignee of Gatherer following an assignment made in accordance with Article 15 of this Agreement.

“Gathering Services” means the receipt of Shipper’s Gas at the Receipt Point(s), the gathering, dehydration and compression of Shipper’s Gas in the Gathering System and the redelivery, to or for Shipper’s account, of (i) thermally equivalent volumes of Shipper’s Gas, less FL&U and Shrinkage, at the Delivery Point(s) and (ii) Drip Liquids at the Drip Liquids Delivery Point(s).

“Gathering System” means Gatherer’s existing gathering system and related facilities, with a Compression MDQ of [***] Dth/d as of the Effective Date, together with the Planned Expansion Compression Facilities and Planned Laterals, all as depicted on Exhibit D, and as such gathering system and related facilities may be expanded or modified by the addition of Incremental Expansion Compression Facilities, Incremental Capital Project or otherwise in accordance with the terms and conditions of this Agreement.

“Governmental Authority” means any national, regional, state, or local government, or governmental agency or instrumentality, or any judicial, legislative, or administrative body, or any subdivision, agency, commission or authority thereof (including any quasi-governmental agency), having jurisdiction over a Party or any Affiliate of such Party, the Gathering System or Gas while in the custody of Gatherer or Shipper, or over the matter or matters in question, as the case may be, in each case acting within its legal authority.

“In-Service Assurances” shall have the meaning set forth in Section 4.6(a).

“In-Service Date” means, with respect to an Expansion, Compression Facilities, Planned Lateral or Incremental Capital Project, the first Day of the Month immediately following the date on which Gatherer places such Expansion, Compression Facilities, Planned Lateral or Incremental Capital Project into service on the Gathering System.

“Incremental Capital Fee” shall have the meaning set forth in Section 1.c of Exhibit B-1.

“Incremental Capital Project” means Gas pipeline and appurtenant facilities, other than the Planned Laterals, and other facilities requested by Producer and to be constructed, installed and owned by Gatherer pursuant to Section 4.2(b) for an expansion or modification of the Gathering System that does not increase the Compression MDQ or Contract MDQ.

“Incremental Capital Rider” means Exhibit B-2.

“Incremental Expansion” means the quantity of increased Compression MDQ added to the Gathering System on the In-Service Date of Compression Facilities constructed pursuant to Section 4.2(b).

“Incremental Expansion Reservation Fee” shall have the meaning set forth in Section 1.b of Exhibit B-1.

“Initial Contract MDQ” shall mean 231,000 Dth/d.

“Initial Term” means the period of ten (10) Contract Years beginning on the Effective Date and continuing Contract Year to Contract Year thereafter subject to termination by either Party on the tenth (10th) anniversary of the Effective Date or on the last Day of any Contract Year thereafter by giving at least one hundred eighty (180) Days’ prior written notice to the other Party.

“Interconnect Facilities” shall have the meaning set forth in Section I.A. of Exhibit F.

“Interconnect Terms” means Exhibit F.

“Interest Rate” means an annual rate of interest equal to the lesser of (i) a rate equal to LIBOR plus three hundred (300) basis points and (ii) the maximum rate permitted by applicable Law.

“Interruptible” means service that may be interrupted or curtailed by Gatherer on all or any relevant portion of the Gathering System at any time.

“Investment Grade Rating” means a rating of [***] or higher from the Standard & Poor’s Rating Group or its successor or a rating of [***] or higher from Moody’s Investor Services, Inc. or its successor, in either case which has been confirmed within the previous three (3) Months.

“Laws” means any laws, rules, regulations, and orders of any Governmental Authority, or any stock exchange requirement.

“LIBOR” means the offered rate per annum for deposits of U.S. dollars for a period of one Month that appears on Reuters Screen LIBOR 01 Page as of 11:00 A.M. (London, England time) and shall be determined as of the first Day of the applicable default period (or the next succeeding Business Day if such first Day is not a Business Day) and shall thereafter be redetermined as of the first Business Day of each succeeding Month during the applicable default period.  If no such offered rate exists, such rate will be the rate of interest per annum at which deposits of dollars in immediately available funds are offered by the principal London office of JPMorgan Chase Bank, N.A. (or another bank reasonably acceptable to the Parties if J.P. Morgan Chase Bank, N.A. ceases to offer such rate) at 11:00 A.M. (London, England time), as of the applicable date of determination in the London interbank market for a period of one Month.

“Loss” or “Losses” means any actions, claims, liabilities, judgments, liens, losses, damages, fines, penalties, interest, expenses and costs (including reasonable attorney’s fees and costs for the defense of any actions or claims).

“L&U” means the quantity of Gas that is lost and unaccounted for across the Gathering System, other than as a result of Fuel or Shrinkage.

“L&U Cap” shall have the meaning set forth in Section 3.b of Exhibit B-1.

“Mcf” shall mean one thousand (1,000) cubic feet.

“MDQ” means the maximum daily quantity of Gas for which Gatherer has contracted with any shipper to provide gathering services on the Gathering System.

“Month” means a period of time beginning at 10:00 a.m. Eastern Time on the first (1st) Day of a calendar Month and ending at 10:00 a.m. Eastern Time on the first Day of the next succeeding calendar Month.

“NAESB” means the North American Energy Standards Board.

“New Firm Capacity” shall have the meaning set forth in Section 4.2(c).

“New Offer Terms” shall have the meaning set forth in Section 4.2(c)(i).

“Offer for New Firm Capacity” shall have the meaning set forth in Section 4.2(c)(ii).

“Overrun Fee” means the Contract Overrun Fee or the Pipeline Overrun Fee.

“Overrun Quantities” means, for any Day, the quantity of Gas Tendered by Shipper at the Receipt Point(s) in excess of Shipper’s Contract MDQ or Compression MDQ, as applicable.

“Party” or “Parties” shall have the meaning set forth in the Preamble of this Agreement.

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority, or any other entity.

“Pipeline Overrun Fee” shall have the meaning set forth in Section 1.e of Exhibit B-1.

“Planned Expansion” means the Planned Expansion (Callisto), Planned Expansion (Halo), Planned Expansion (Jupiter) or Planned Expansion (New Europa).

“Planned Expansion (Callisto)” means the [***] Dth/d of increased Compression MDQ of the Gathering System on the In-Service Date of the two [***] horsepower Compression Facilities at the Callisto Station, as the “Callisto Station” is depicted on Exhibit D.

“Planned Expansion (Halo)” means the [***] Dth/d of increased Compression MDQ of the Gathering System on the In-Service Date of the three [***] horsepower Compression Facilities at the Halo Station, as the “Halo Station” is depicted on Exhibit D.

“Planned Expansion (Jupiter)” means the [***] Dth/d of increased Compression MDQ of the Gathering System on the In-Service Date of the two [***] horsepower Compression Facilities at the Jupiter Station, as the “Jupiter Station” is depicted on Exhibit D.

“Planned Expansion (New Europa)” means the 204,000 Dth/d of increased Compression MDQ of the Gathering System on the In-Service Date of the four [***] horsepower Compression Facilities at the New Europa Station, as the “New Europa Station” is depicted on Exhibit D.

“Planned Lateral” means the approximately twenty six (26) miles of Gas pipeline and appurtenant facilities to be constructed, installed and owned by Gatherer for the expansion or modification of the Gathering System, as such Gas pipeline and appurtenant facilities are depicted on Exhibit D.

“[***]” means [***].

“Primary Measurement Devices” means the meter body (which may consist of an orifice meter, positive meter, turbine meter, ultrasonic meter, v-cone, or coriolis meter), tube, orifice plate, connected pipe, tank strapping, and fittings used in the measurement of Gas flow.

“Producer” shall have the meaning set forth in the Preamble of this Agreement, and includes any assignee of Producer following an assignment made in accordance with Article 15 of this Agreement.

“Proposed Receipt Point” shall have the meaning set forth in Section 4.3.

“Psia” means pounds per square inch absolute.

“Psig” means pounds per square inch gage.

“Receipt Point” means each point of interconnection between the Gathering System and Shipper’s facilities as set forth on Exhibit A, at which point Shipper will deliver Gas to Gatherer.

“Reservation Fee” shall have the meaning set forth in Section 1.a of Exhibit B-1.

“Shipper” shall have the meaning set forth in the Preamble of this Agreement, and includes any assignee of Shipper following an assignment made in accordance with Article 15 of this Agreement.

“Shrinkage” means the reduction in heat content of Gas delivered into the Gathering System due to the removal of Drip Liquids from such Gas.  Shipper’s share of Shrinkage shall equal Shipper’s allocated share of Drip Liquids, as such share is calculated in accordance with Section 3.1(d).

“Target Receipt Point Pressure” means, with respect to each Receipt Point, [***] Psig.

“Tender” means the act of making Gas available by Shipper, or its designee, to the Gathering System at a Receipt Point.

“Term” means the Initial Term, the Expansion Terms or any additional periods for New Firm Capacity as set forth in the tables in Section 1 of Exhibit B-1.

“Third Party” shall mean a Person other than a Party.

“Year” means a period of time on and after January 1 of a calendar year through and including December 31 of the same calendar year; provided that the first Year shall commence on the Effective Date and run through December 31 of that calendar year, and the last Year shall commence on January 1 of the calendar year and end on the Day on which this Agreement terminates.

1.2                            Interpretation.

(a)                               Use of the word “or” shall not be interpreted to convey exclusivity.

(b)                              Use of the words “include” or “including” shall in all cases mean include or including without limitation.

(c)                               Articles or headings are for convenience only and neither limit or amplify the provisions of the Agreement itself.

ARTICLE 2
TERM

2.1                            Term.  This Agreement shall commence on the Effective Date and shall remain in effect until, (i) as to the Initial Term, such Term terminates, (ii) as to each Expansion Term, such Term terminates, and (iii) as to each Term for New Firm Capacity, such Term terminates.

2.2                            Effect of Termination.  The termination of this Agreement (or any Term hereunder) shall not relieve any Party from liability for any failure to perform or observe any material warranty, covenant or obligation contained in this Agreement that is to be performed or observed at or prior to the date of termination of this Agreement (or such Term).  Except upon the termination of this Agreement, the termination of any Term does not affect the effectiveness of this Agreement for the duration of any other Term hereunder.

ARTICLE 3
GATHERING SERVICES

3.1                            Gathering Services.  Gatherer shall provide Gathering Services to Shipper on a Firm Service basis for up to the Contract MDQ applicable to each Term of this Agreement for so long as each such Term is effective.

(a)                               Third Party Gas Delivered by Shipper.  [***]

(b)                              Third Party Gas Not Delivered by Shipper.  [***]

(c)                               Overrun Quantities.  Gatherer shall provide Gathering Services for Overrun Quantities on an Interruptible basis.

(d)                             Drip Liquids.  Gatherer shall deliver to the Drip Liquids Delivery Point(s) Shipper’s allocated share of all Drip Liquids collected by Gatherer.  Shipper reserves the right to process Shipper’s Gas, and shall own, retain and have the sole right to the proceeds from the sale of all Drip Liquids and other liquid hydrocarbons collected from the processing of Shipper’s Gas.

(e)                               Commingled Gas.  Subject to Section 3.1(b), Gatherer shall have the right to commingle Shipper’s Gas with Gas of other shippers on the Gathering System.

3.2                            Gas Nominations and Scheduling.  Each Day Shipper shall Tender to the Gathering System at the Receipt Point(s) the quantities of Shipper’s Gas nominated by Shipper for such Day to the Delivery Point(s).

(a)                               Gatherer shall accept Shipper’s Gas pursuant to nominations timely received from Shipper to the extent that (i) such quantities nominated would not cause Shipper to exceed the Contract MDQ on any Day or (ii) with respect to nominated Overrun Quantities, Gatherer is operationally capable of accepting such Overrun Quantities on the Gathering System.

(b)                              For purposes of this Agreement, a nomination is an offer by Shipper to deliver specified quantities of Gas to the Receipt Point(s) and take re-delivery of such quantities of Gas at the Delivery Point(s).  Each such nomination shall comply with the nominating procedures set forth below:

(i)                                  If required by Gatherer, Shipper shall nominate according to the then effective NAESB standards and any additional Downstream Pipeline’s additional requirements.

(ii)                              Nominations may be submitted by telephone, facsimile, or electronically transmitted according to NAESB standards and any additional Downstream Pipeline’s requirements.

(iii)                          Should Shipper desire to change the nomination during such Month, such change to the nomination shall be made in accordance with the nomination procedures of the Downstream Pipeline.

(iv)                          Gas shall be delivered by Gatherer in accordance with confirmation by the Downstream Pipeline of the nomination and/or changes to the nomination.

3.3                            Gas Balancing.  Subject to Gatherer’s operating conditions, quantities of Gas delivered by Gatherer to Shipper or for Shipper’s account at the Delivery Point(s) shall conform as closely as possible to the quantities nominated by Shipper for delivery by Gatherer that Day at the Delivery Point(s), less any deductions for FL&U and Shrinkage, except that Gatherer may conform such quantities to the quantities actually received from Shipper at the Receipt Point(s).  Notwithstanding the foregoing sentence, Gatherer may temporarily interrupt or curtail receipts and/or deliveries of Shipper’s Gas or adjust Shipper’s nominations at any time in order to resolve any current or anticipated imbalances between such receipts and deliveries on the Gathering System (“Balancing”).

(a)                               Shipper and Gatherer agree that:

(i)                                  It is the intent of Shipper and Gatherer that Gas be received and redelivered hereunder at the same uniform hourly rates of flow, as nearly as practicable and subject to changes mandated by the Downstream Pipeline(s), and Shipper shall not in any manner utilize the Gathering System for storage or peaking purposes.

(ii)                              Gas delivered to Gatherer hereunder during any Day shall be delivered at as nearly a uniform hourly rate of flow as operating conditions and relevant Downstream Pipeline(s) will permit.

(iii)                          In the event interruption or curtailment of service is required, Gatherer’s dispatcher will advise Shipper (by telephone and confirmed by fax or email) of an interruption or curtailment as soon as practicable.

(iv)                          Subject to Gatherer’s adherence to the priority of service and related obligations imposed by this Agreement, nothing contained herein shall preclude Gatherer from taking reasonable actions necessary to adjust physical receipts or deliveries of Shipper’s Gas or adjust Shipper’s nominations in order to maintain the operational integrity of the Gathering System.

(b)                              Gatherer shall maintain a cumulative daily imbalance account for Shipper and each other shipper that reflect the total volumes received, delivered, and retained; previous and new imbalance positions; and any other information deemed necessary and appropriate by Gatherer, all on a total Gathering System basis.  Gatherer may provide Shipper with notices of imbalances by email, facsimile transmission, telephone (including voice messages) or other delivery service or any other means reasonable under the circumstances.

(c)                               Gatherer may direct Shipper to take specific actions to cure imbalances, if deemed necessary by Gatherer, acting in its reasonable discretion.  In the event Gatherer requires Shipper to take specific action, Gatherer shall notify Shipper thereof at a time and in a manner that is reasonable under the existing or expected operating conditions of the Gathering System.  If Gatherer requests that specific actions be taken and Shipper fails to take such actions as requested by Gatherer, Gatherer shall have the right (acting in its reasonable discretion) to adjust nominations or take other actions, including suspending receipts and deliveries of Gas by Shipper, necessary to correct an existing imbalance or to mitigate an anticipated imbalance.

(d)                             As between the Parties, each Party shall be responsible and pay for and shall defend, indemnify and hold the other Party harmless and free from all payments, charges and/or penalties imposed or assessed by Downstream Pipelines for imbalances in receipts and/or deliveries caused by such Party.

3.4                            Suspension or Curtailment of Service.

(a)                               Gatherer shall not be required to provide Gathering Services on the Gathering System or any portion thereof: (i) if it would threaten the integrity of the Gathering System; (ii) to the extent operational or capacity constraints arise due to an event of Force Majeure or for safety or environmental reasons that Gatherer, with the exercise of commercially reasonable efforts, is not able to overcome; or (iii) for other reasons as set forth in this Agreement.

(b)                              Gatherer shall have the right to interrupt or curtail receipts and deliveries on the Gathering System to perform maintenance and rehabilitation operations; provided that Gatherer will exercise commercially reasonable efforts to coordinate its maintenance and rehabilitation operations with those of Shipper and, in any case, to schedule maintenance and rehabilitation operations so as to avoid or minimize service curtailments or interruptions.  Gatherer will use commercially reasonable efforts to provide Shipper with sixty (60) Days but in no event fewer than seven (7) Days prior notice of any upcoming normal and routine maintenance and rehabilitation projects that Gatherer has planned and that would result in an interruption or curtailment of Shipper’s delivery of Gas to the Gathering System or the Downstream Pipeline(s).

(c)                               If, on any Day, insufficient capacity exists on all or any portion of the Gathering System such that Gatherer must allocate capacity among all shippers on the Gathering System, receipts or deliveries of Gas will be curtailed in the following priority:

[***]

(d)                             Except as caused by Shipper or by Force Majeure attributable to a Downstream Pipeline, if Shipper is prevented from delivering or receiving all or a portion of Shipper’s Firm Service quantities of Gas on [***] Days in any Year, then for each Day thereafter for the remainder of such Year [***].  For purposes of the foregoing sentence, the reference to Downstream Pipeline does not include any pipeline or receiver owned or operated by Equitrans, L.P., EQT Midstream Partners, LP or any of their Affiliates; and for the avoidance of doubt, suspensions or curtailments due to a pipeline or receiver owned or operated by Equitrans, L.P., EQT Midstream Partners, LP or any of their Affiliates are subject to the credit provisions of this Section 3.4(d).

(e)                               If Shipper is prevented from delivering or receiving all or a portion of Shipper’s Firm Service quantities of Gas due to Force Majeure attributable to Downstream Pipelines and such Force Majeure occurs for [***], then [***].  For purposes of the foregoing sentence, the reference to Downstream Pipelines does not include any pipeline or receiver owned or operated by Equitrans, L.P., EQT Midstream Partners, LP or any of their Affiliates; and for the avoidance of doubt, suspensions or curtailments due to a pipeline or receiver owned or operated by Equitrans, L.P., EQT Midstream Partners, LP or any of their Affiliates are subject to the credit provisions of Section 3.4(d).

ARTICLE 4
GATHERING SYSTEM

4.1                            Receipt Point(s) and Delivery Point(s).  The Receipt Point(s) and the Delivery Point(s) shall be at the locations described in Exhibit A.  The Parties will revise Exhibit A from time to time, as necessary, to reflect the addition of any Receipt Point or Delivery Point under this Agreement.

4.2                            Gathering System and Expansion Facilities.  Gatherer agrees to construct, install, own, and operate the Gathering System, including any and all Expansion Compression Facilities, Planned Laterals and Incremental Capital Projects, in accordance with standards customary in the Appalachian basin Gas pipeline industry, the In-Service Assurances and, to the extent applicable, as set forth in Exhibit D.  Gatherer shall amend Exhibit A and Exhibit D to reflect changes in design or actual construction of the Gathering System and any change to the Contract MDQ or Compression MDQ that result from Expansions or otherwise made pursuant to this Section 4.2.

(a)                               Planned Expansions and Planned Laterals.  The following provisions shall apply to the Planned Expansions and/or Planned Laterals:

(i)                                  Gatherer shall be obligated to construct and connect each of the Planned Expansion Compression Facilities and Planned Laterals to the Gathering System and commence the timely provision of Gathering Services in accordance with the In-Service Date for such Planned Expansion as set forth in Section 1.a of Exhibit B-1.  The construction and connection of Expansions other than the Planned Expansions shall be subject to the provisions of Sections 4.2(b).

(ii)                              Effective upon the In-Service Date of each Planned Expansion, the Compression MDQ and Contract MDQ shall be increased, and Exhibit A amended, as follows:

(A)                          The total Compression MDQ of the Gathering System shall be increased by an amount equal to the additional Compression MDQ for such Planned Expansion.

(B)                           The Contract MDQ shall be increased by an amount equal to the additional Compression MDQ for such Planned Expansion for the Expansion Term, as set forth in Section 1.a of Exhibit B-1 .

(b)                              Incremental Expansions and Incremental Capital Projects.  The following provisions shall apply to the Incremental Expansions and/or Incremental Capital Projects:

[***]

(c)                               New Firm Capacity.  If Gatherer intends to offer additional Gathering System capacity on a Firm Service basis (“New Firm Capacity”) other than by way of an Expansion:

[***]

4.3                            Gathering System Interconnects.  Gatherer shall accept and connect to new points of receipt constructed by Producer in accordance with the Interconnect Terms and this Section 4.3 (each, a “Proposed Receipt Point”).

(a)                               Producer agrees to design, construct, install, own, and operate the wellhead equipment, flow lines, well lines, and other appurtenant facilities required to make Gas available for delivery to Gatherer at the Proposed Receipt Point(s) or other mutually agreed points in accordance with the Interconnect Terms.

(b)                              Producer shall provide notice as soon as practicable of the expected date of first production for the Proposed Receipt Point(s).  Such notice to Gatherer shall include (i) the location of the Proposed Receipt Point(s) and (ii) the projected date of final completion and testing of such well or wells to be connected at such Proposed Receipt Point(s).

(c)                               Following such notice, Gatherer will help expedite the installation and commissioning of the Proposed Receipt Point(s).  Producer and Gatherer shall reasonably cooperate in good faith to develop and exchange information and data regarding such Proposed Receipt Point(s) and associated wells as reasonably requested by the other Party. The Parties further agree to cooperate in good faith and to communicate regularly regarding their efforts to obtain such permits, authorizations, consents, and rights of way required for the connection of such Proposed Receipt Point(s) to the Gathering System.

4.4                            Rights of Way and Access.  Each Party is responsible, at its sole cost and expense, for the acquisition of rights of way, surface use, facility and/or surface access agreements, if any, necessary to construct, own, and operate the facilities for which it is responsible.  Each Party hereby grants to the other (including to the extent it is able to do so under its agreements with Third Parties and without the incurrence of material expense), an easement and right of way upon the lands on which Gathering Services may be provided, and/or the right of access to such lands, for the purpose of installing, using, maintaining, servicing, inspecting, repairing, operating, replacing, disconnecting, removing and/or abandoning all or any portion of the Gathering System facilities; provided that each Party shall maintain at its expense all lease roads, access roads and other facilities owned by that Party upon such lands as reasonably necessary for the other Party to access the Receipt Point(s) and its facilities located thereon.  Neither Party has a duty to maintain the underlying agreements (such as leases, easements, and surface use agreements) upon which such grant of easement or right of way to the other Party is based.  Any personal property placed by a Party upon the easements and rights-of-way granted herein shall remain the personal property of that Party and may be disconnected and removed by that Party, at its sole cost, at any time and for any reason, upon notice to the other Party.

4.5                            Meetings and Exchange of Information.  The Parties shall regularly meet to discuss any and all matters relating to the operations conducted pursuant to this Agreement.  Said meeting shall occur at least once every calendar quarter.  The Parties shall provide each other the following information relating to the properties covered by the Gathering Services and Gathering System at each such meeting:

(a)                               Information provided by Gatherer to Shipper:

(i)                                  Rights-of-way acquired and status of targeted rights-of-way;

(ii)                              Environmental and construction permit status;

(iii)                          Status of the construction of Expansion facilities;

(iv)                          Updated In-Service Date(s) of Expansions, Compression Facilities, Planned Laterals and Incremental Capital Project under construction;

(v)                              Twelve (12)-Month build-out and multi-Year expansion plans;

(vi)                          Updated Receipt Point pressure profiles;

(vii)                      Forecasted one (1)-Year and three (3)-Year Compression MDQ;

(viii)                  Scheduled maintenance or other service interruptions; and

(ix)                          Proposed amendments to Exhibits A,  B-1, B-2 and D of this Agreement.

(b)                              Information provided by Shipper to Gatherer:

(i)                                  Rights-of-way acquired and status of targeted rights-of-way;

(ii)                              Updated drilling and completion schedules;

(iii)                          Forecasted TIL dates;

(iv)                          Status of ESCGP’s and drilling permits;

(v)                              Twelve (12)-Month and multi-Year production forecasts;

(vi)                          Status of the construction of Proposed Receipt Point(s) and Self-Help Facilities, if any; and

(vii)                      Proposed amendments to Exhibits A,  B-1, B-2, D and F of this Agreement.

All such information provided and received in accordance with the requirements set forth hereto shall be signed and dated by an appropriate representative of each Party.  In addition to the information set forth above, Gatherer and Shipper shall promptly provide additional and updated information upon the reasonable request of the other Party.  All information exchanged between the Parties shall be kept confidential.

4.6                            In-Service Assurances.

(a)                               Gatherer shall perform the following “In-Service Assurances” with respect to any Expansion:

(i)                                  File the necessary permits at the appropriate time in the project life cycle after this Agreement is fully executed or after Producer and Gatherer have agreed on an Expansion as set forth in Exhibit D of this Agreement;

(ii)                              Begin construction operations within thirty (30) Days (or as otherwise agreed by the Parties) after receiving all necessary permits and continue such construction operations with reasonable diligence; and

(iii)                          Complete construction of the Gathering System or any expansion thereof in accordance with Exhibit D of this Agreement by the applicable In-Service Dates as agreed on Exhibit B-1 of this Agreement.

(b)                              For any Planned Expansion, Gatherer’s failure to strictly comply with the In-Service Assurances shall not be considered an Event of Default.

ARTICLE 5
QUALITY AND PRESSURE SPECIFICATIONS

5.1                            Quality Specifications.  All Gas delivered by Shipper at the Receipt Point(s) shall be of a quality able to conform to the most restrictive Gas quality standards and provisions of the applicable Downstream Pipelines after dehydration of such Gas by Gatherer; provided, however, that in no event shall Shipper deliver at any Receipt Point Gas that contains free liquids, gum-forming constituents or other foreign substances.  Subject to Section 5.2, all Gas redelivered by Gatherer at the Delivery Point(s) shall be able to conform to the most restrictive Gas quality standards and provisions of the applicable Downstream Pipelines.

5.2                            Failure to Meet Specifications.

(a)                               Suspension.  If Gas delivered by Shipper fails to conform to the quality specifications set forth in Section 5.1, Gatherer shall use commercially reasonable efforts to blend and commingle such Gas with other Gas to meet the specifications.  If Shipper delivers Gas that causes the commingled Gas to fail to meet the quality specifications, Gatherer shall not shut-in or reduce volumes at any Receipt Point and will continue to accept and redeliver such Gas to the Delivery Point(s) that will accept such non-conforming Gas if (i) no actual or threatened harm is done to the Gathering System, (ii) no harm is done to other shippers or their Gas, and (iii) Gatherer is not prevented from delivering other shippers’ Gas to such other shippers’ delivery point(s); provided that Shipper will undertake commercially reasonable measures to eliminate the cause of such non-conformance.  Without limiting Gatherer’s obligations under Section 5.2(b), if Gatherer is unable to accept non-conforming Gas pursuant to the previous sentence, Gatherer may shut-in or reduce volumes of such non-conforming Gas at the applicable Receipt Point(s) until the Gas conforms to the quality specifications set forth in Section 5.1.

(b)                              Curing Facilities.  Notwithstanding anything in Section 5.2(a) to the contrary, if Shipper’s Gas is not in compliance with the quality specifications set forth in Section 5.1 for any reason, including in the event a Downstream Pipeline revises its quality specifications after the Effective Date in a manner that renders such specifications more stringent than those set forth in Section 5.1 as of the Effective Date, Gatherer will, at Producer’s sole cost and expense pursuant to Section 1.h of Exhibit B-1, and subject to agreement by the Parties, which agreement shall not be unreasonably withheld, construct, install, operate and maintain in accordance with Gatherer’s specifications, any additional facilities or equipment necessary to bring the non-conforming Gas within the new quality specifications (“Curing Facilities”).

(c)                               Periodic Samples.  Gatherer may at its cost periodically sample and test the quality of Shipper’s Gas.  If at any time Shipper’s Gas fails to meet the specifications set forth in Section 5.1, Shipper shall pay for subsequent tests to establish that Shipper’s Gas meets the specifications.

(d)                             Indemnity.  Shipper shall indemnify, defend and hold harmless Gatherer from all Losses arising out of the failure of Shipper’s Gas to conform to the Gas quality specifications set forth in Section 5.1.

5.3                            Additives.  Gatherer may in its sole judgment inject, or approve or reject the injection of, corrosion inhibitors, or other additives in the Gas on the Gathering System.  The costs associated with the injection of additives shall be borne by Gatherer if the additives are injected to protect the Gathering System or by Shipper (in Shipper’s proportionate share relative to other shippers, if applicable) if such additives are injected to enable the Gas to meet the quality specifications set forth in this Agreement, regardless of whether such additives also protect the Gathering System.

5.4                            Pressure.

(a)                               Shipper shall deliver Gas to the Receipt Point at sufficient pressure to enter the Gathering System against the Target Receipt Point Pressure; provided, that Shipper shall not deliver Gas at a pressure that exceeds the maximum allowable operating pressure of the Gathering System.  Gatherer’s obligation to redeliver Gas to a Delivery Point of the Downstream Pipeline shall be subject to the operational limitations of the Downstream Pipeline receiving such Gas, including the Downstream Pipeline’s capacity, Gas measurement capability, operating pressures and any operational balancing agreements as may be applicable.

(b)                              Consistent with applicable regulations, sound engineering practice, and safety, Gatherer shall operate and maintain the Gathering System to maintain an Actual Average Receipt Point Pressure that is as low as possible and, except as provided in Section 5.4(c), at a pressure that does not exceed the Target Receipt Point Pressure for each Receipt Point on the Gathering System.  The “Actual Average Receipt Point Pressure” shall be the average Daily suction pressure measured at a static pressure tap at the Receipt Point.  The Actual Average Receipt Point Pressure shall be calculated by summing the actual average Daily suction pressure for each included Day in the Month for which pressures were taken, and dividing the resulting sum by the number of Days in that Month for which pressures were taken, and rounding the quotient to the nearest whole number.  In the calculation of Actual Average Receipt Point Pressure, Gatherer may exclude any Day when any of the following conditions occurs: (i) Force Majeure; (ii) maintenance and rehabilitation operations are conducted in the zone of the Gathering System where such Receipt Point is located; (iii) when Shipper’s Gas exceeds the applicable Contract MDQ; or (iv) when Shipper’s Gas does not meet the Gas quality specifications in Section 5.1.

(c)                               Shipper and Gatherer shall establish “zones” on the Gathering System, with assigned MDQs for each such zone.  The total of all zones’ established MDQs may exceed the Contract MDQ.  Within each zone, Shipper and Gatherer shall establish MDQs for each Receipt Point; the total of the Receipt Points’ MDQs can exceed such zone’s established MDQ.  If Shipper exceeds a Receipt Point’s MDQ, then the zone in which such Receipt Point is located shall be excluded from calculating the Actual

Average Receipt Point Pressure.  If Shipper exceeds a zone’s established MDQ, then Gatherer is relieved of the Target Receipt Point Pressure obligation.

ARTICLE 6
MEASUREMENT AND TESTING

6.1                            Gas Measurement

(a)                               Shipper shall install and own the Primary Measurement Devices located at the Receipt Point(s).  Gatherer shall operate the Primary Measurement Devices located at the Receipt Point(s) and shall install, own, operate and maintain the Primary Measurement Devices located at the Delivery Point(s) and any check meters at the Delivery Point(s).  Shipper shall have the right, at its sole expense, to install, own, and operate check meters located at the Receipt Point(s); provided, that (i) such equipment is installed so as not to interfere with the Primary Measurement Devices at the Receipt Point(s), and (ii) Shipper shall take steps that are reasonable and customary in the industry to mitigate or prevent any Gas pulsation problems that may interfere with the Primary Measurement Devices at the Receipt Point(s).

(b)                              The initial measurement unit of Gas received and delivered hereunder is Mcf of Gas, which shall be converted to MMBtu in accordance with this Section 6.1.  The actual volume measured shall be corrected to this temperature and pressure using Boyle’s Law, Charles’ Law and American Gas Association (“AGA”) Report Number 8 for the measurement of Gas under varying flowing pressures and temperatures.

(c)                               The unit of volume for purposes of measurement of Gas received and delivered hereunder and for the purposes of determination of equivalent thermal quantities hereunder shall be one cubic foot of Gas.

(d)                             Primary Measurement Devices used in the measurement of the Gas to be delivered to the Gatherer shall be designed, installed and operated in accordance with specifications of the American Petroleum Institute Manual of Petroleum Measurement Standards (“API MPMS”) Chapter 14 Parts 2 and 3 – Concentric, Square-Edged Orifice, in the case of orifice meters, or other applicable industry standards, as amended from time to time.

(e)                               The volume and the total heating value of the Gas received and delivered hereunder shall be determined as follows:

(i)                                  The unit of volume for all purposes under this Agreement except where otherwise specifically provided shall be one cubic foot of Gas.

(ii)                              The total heating value of a cubic foot of Gas shall be determined from laboratory analyses of representative samples following the calculation procedures in API MPMS Chapter 14 Section 5 – Calculation of Gross Heating Value, Specific Gravity and Compressibility of Natural Gas Mixtures from Compositional Analysis.  The standards in Gas Processors Association (“GPA”) Standard 2261 – Analysis for Natural Gas and Similar Gaseous Mixtures by Gas

Chromatograph shall apply if a representative sample is obtained with a continuous sampling device, by on-site, real time chromatographic analysis, or by such other equipment or method specified in API MPMS Chapter 14 Section – Collecting and Handling of Natural Gas Samples for Custody Transfer.  At a minimum, the total heating value of the Gas shall be determined by the measuring Party at each Point of Measurement at least Monthly.  The total heating value of the Gas so determined at each such Point of Measurement shall be deemed to remain constant until the next determination.  When a gas chromatograph is used to determine the real time C5+ quantity, the conversion factors required will be determined by an extended analysis as detailed by the GPA.

(iii)       The temperature of the Gas passing through the meters shall be determined for any Day in accordance with the procedures and standards in API MPMS Chapter 21 Part 1, or Part 2 - Dynamic Temperature Determination by the continuous use of a recording thermometer so installed that it may properly record the temperature of the Gas flowing through the meters.

(iv)       The specific gravity of the Gas passing through each meter utilized hereunder shall be determined in accordance with the procedures and standards in API MPMS Chapter 14 Section 5 – Calculation of Gross Heating Value, Specific Gravity and Compressibility of Natural Gas Mixtures From Compositional Analysis and API MPMS Chapter 14 Section 2 and AGA Report Number 8 – Compressibility Factors of Natural Gas and Other Related Hydrocarbon Gases by the use of a recording gravimeter, from a continuous proportional-to-flow Gas sampling device installed in accordance with API MPMS Chapter 14 Section 1, or by chromatographic analysis of approved type which shall be checked at least once each Month by the use of any approved method mutually agreed upon.  The specific gravity of the Gas so determined shall be used to correct the apparent flowing volume to true flowing volume for the Month or sampling period.

(v)        The deviation from ideal gas laws of the Gas delivered hereunder shall be calculated by methods contained in the API MPMS Chapter 14 Section 5 (GPA 2172) – Calculation of Gross Heating Value, Specific Gravity and Compressibility of Natural Gas Mixtures From Compositional Analysis, as amended from time to time, including the API MPMS Chapter 14 Section 2 (AGA Report Number 8) – Compressibility Factors of Natural Gas and Other Related Hydrocarbon Gases and GPA Standard 2145 – Table of Physical Constants for Hydrocarbons and Other Compounds of Interest to the Natural Gas Industry.  A sample of Gas shall be analyzed at least Monthly for all the components necessary to correctly calculate the compressibility factor.  These values with differential pressure, flowing (static) pressure, flowing temperature, and specific gravity, will be used to calculate the compressibility factors, if appropriate.  A complete analysis may be required if the temperature and pressure are outside appropriate value ranges.

6.2       Gas Measurement Testing.  The accuracy of Gas measuring equipment shall be tested and verified by the owner of such equipment as follows:

(a)        The accuracy of the measuring equipment shall be verified at least quarterly or when an error is suspected and, if so requested, in the presence of representatives of both Parties.  In the event either Party shall notify the other Party that it desires a special test of any measuring equipment, the Parties shall cooperate to secure a prompt verification of the accuracy of such equipment.  The expense of any such special test, if requested, shall be borne by the Party requesting the test if the measuring equipment tested is found to be in error by not more than two percent (2%).

(b)        If, upon testing, any measuring equipment, excluding Gas chromatographs and recording calorimeters, is found to be in error in the aggregate by not more than two percent (2%) for Btus, previous recordings of such equipment shall be considered accurate in computing deliveries of Gas, but such equipment shall be adjusted at once to record accurately.  If recording calorimeters are accurate within two percent (2%) to Btus per cubic foot of Gas, the reading will be considered accurate, but the equipment shall be adjusted immediately to record accurately.

(c)        If, upon test, any measuring equipment shall be found in the aggregate to be inaccurate by an amount exceeding two percent (2%) for Btus per cubic foot of Gas in the case of Gas chromatographs and recording calorimeters, at a recording corresponding to the average hourly rate of flow for the period since the last preceding test, such equipment shall be adjusted at once to record accurately, and any previous recordings of such equipment shall be corrected to zero error for any period that is known definitely, but in case the period is not known or agreed upon, such correction shall be for a period extending over one-half of the time elapsed since the date of the last test.

6.3       Gas Meter Adjustments.  In the event a meter is out of service or registering inaccurately, the quantities of Gas received or delivered during such period shall be determined as follows:

(a)        By using the registration of any check meter or meters, if installed and accurately registering; or in the absence of such check meter(s),

(b)        By using a meter operating in parallel with the estimated volume corrected for any differences found when the meters are operating properly, by correcting the error if the percentage of error is ascertainable by calibration, tests, or mathematical calculation; or in the absence of check meter(s) and the ability to make corrections under this subparagraph (b), then,

(c)        By estimating the quantity received or delivered by receipts or deliveries during periods under similar conditions when the meter was registering accurately.

Each Party shall, upon request of the other, mail or deliver for checking and calculation all volume and temperature meter records in its possession and used in the measurement of Gas delivered hereunder within thirty (30) Days after the last chart for each billing period is removed from the meter.  Such data shall be returned within ninety (90) Days after the receipt thereof.  If electronic measurement is used for custody transfer of the Gas, it shall include a standard audit package as described in API MPMS Chapter 21 Part 1 – Electronic Gas Measurement supplied by the measuring Party.

Each Party shall preserve or cause to be preserved for mutual use all test data, charts, or other similar records in accordance with the applicable rules and regulations of regulatory bodies having jurisdiction, if any, with respect to the retention of such records, and, in any event, for at least twelve (12) Months.

ARTICLE 7
FEES

7.1       Fees. Subject to the terms and conditions of this Agreement, Shipper shall pay Gatherer each Month the fees set forth in Exhibit B-1 for all Gathering Services provided by Gatherer during such Month (“Fees”), as such Fees may be amended pursuant to the terms and conditions of this Agreement.

7.2       Adjustment of Fees.  The Fees for all Gathering Services provided by Gatherer hereunder shall be adjusted in accordance with Section 2 of Exhibit B-1.

ARTICLE 8
BILLING AND PAYMENT

8.1       Statements.  After the end of each Month, Gatherer will invoice Shipper for all amounts owed pursuant to this Agreement.

8.2       Payments.  All invoices shall be due and payable on or before ten (10) Days after receipt of the invoice or, if such Day is not a Business Day, then on the next Business Day.  All invoices shall be paid in full, but payment of any disputed amount shall not waive a Party’s right to dispute the invoice in accordance with Section 8.5.  All payments by a Party shall be made by electronic funds transfer to the account designated by the Party to whom payment is due.

8.3       Payment During Force Majeure.  Force Majeure shall not relieve a Party from its obligation to pay amounts due and owing.

8.4       Delinquent Payments.  Any amounts not paid by the due date will be deemed delinquent and will accrue interest at the Interest Rate.  Such interest shall accrue from and including the due date until but excluding the date the delinquent amount is paid in full.

8.5       Payment Disputes.  A Party may dispute any invoice or statement by written notice within twelve (12) Months following the Month in which such invoice or statement was rendered.  Upon resolution of the dispute, any required payment shall be made within ten (10) Days of such resolution, with interest accrued at the Interest Rate from and including the due date until but excluding the date such payment is paid in full.

8.6       Audit.  Each Party may, at its sole expense and during normal working hours, quarterly examine the records of the other Party to the extent necessary to verify the accuracy of any statement, charge or computation twelve (12) Months following the Month in which such statement, charge or computation was rendered.  This provision survives any termination of the Agreement for the later of (i) a period of twelve (12) Months from the end of the Month in which the date of such termination occurred or (ii) until a dispute initiated within the twelve (12) Month period is finally resolved.

ARTICLE 9
CREDITWORTHINESS

9.1       Creditworthiness.  If at any time Shipper (or Shipper’s guarantor, if applicable) fails to be Creditworthy or fails to make payments according to Article 8, Gatherer may request Adequate Assurance of Payment.  Shipper may receive or continue to receive service if it provides Adequate Assurance of Payment within seven (7) Business Days after the date Shipper receives written demand by Gatherer.  Gatherer may immediately suspend service to Shipper if Shipper fails to provide the Adequate Assurance of Payment within the allotted timeframe.

9.2       Adequate Assurance of Payment.  The Adequate Assurance of Payment must be provided in a minimum amount equal to [***] at the time such Adequate Assurance of Payment is requested.

9.3       Payment Default.  In the event of a default in payment of any amounts due from Shipper or failure to make up an undisputed negative imbalance within seven (7) Business Days of receiving written demand from Gatherer, Gatherer may liquidate or draw upon the Adequate Assurance of Payment in order to satisfy Shipper’s obligations and require Shipper to replace the liquidated or drawn-upon funds in order to continue receiving Gathering Services.

9.4       Restoration of Creditworthiness.  In the event Shipper (or Shipper’s Guarantor, if applicable) becomes Creditworthy after providing Adequate Assurance of Payment, Gatherer agrees to return such Adequate Assurance of Payment to Shipper within seven (7) Business Days of receiving written request from Shipper; provided that Gatherer shall only agree to return such Adequate Assurance of Payment if Shipper is current on all amounts due under this Agreement.

ARTICLE 10
DEFAULT

10.1     Except as otherwise provided in this Agreement, the failure by a Party to substantially perform or to substantially comply with any material warranty, covenant, or obligation contained in this Agreement that is not excused by Force Majeure shall be considered an “Event of Default”.  Upon written notice of an Event of Default, a Party shall be allowed thirty (30) Days to cure the Event to Default (“Cure Period”); in addition, so long as the defaulting Party has initiated and is diligently attempting to effect a cure, the Cure Period shall extend for a period reasonably required to effectuate such cure but not to exceed sixty (60) Days.  The non-defaulting Party may suspend performance during the Cure Period unless the non-defaulting Party provides adequate security to protect the non-defaulting Party from harm during the Cure Period.

10.2     If, on the expiration of the Cure Period, the Party has not remedied the Default the non-defaulting Party may terminate the Agreement on no less than ten (10) Days’ written notice; provided that, at the time the non-defaulting Party exercises its rights and remedies under this Section 10.2, such non-defaulting Party is not in default of any material warranty, covenant or obligation contained in this Agreement.

ARTICLE 11
FORCE MAJEURE

If either Gatherer or Shipper is rendered unable by an event of Force Majeure to carry out, in whole or part, its obligations hereunder and such Party gives written notice and reasonably full details of the event to the other Party as soon as practicable after the occurrence of the event, then, during the pendency of such Force Majeure, the obligations of the Party affected by the event shall be suspended (other than the obligation of Shipper to pay the fees owed to Gatherer pursuant to Article 7, as such fees may be adjusted by credits provided by Gatherer pursuant to Section 3.4).  The Party affected by Force Majeure shall use commercially reasonable efforts to remedy the Force Majeure condition or event with all reasonable dispatch, shall promptly give written notice to the other Party of the termination of the Force Majeure, and shall resume performance of any suspended obligation promptly after the end of such Force Majeure.

ARTICLE 12
TAXES

Shipper shall be solely responsible for payment of all taxes (other than income taxes) levied, assessed or fixed by any Governmental Authority attributable to the production or sale of Shipper’s Gas covered by this Agreement or the wells from which the Gas is produced, such as occupation, production, severance, well impact fee, gross receipts, sales, first use, Btu, ad valorem, carbon emission or other taxes of a similar nature arising from the production or sale of Shipper’s Gas.

ARTICLE 13
TITLE AND CUSTODY

13.1     Title.  A nomination of Gas by Shipper shall be deemed a warranty of title of the Gas or a legal right to deliver the Gas, and Shipper agrees to defend, indemnify and hold Gatherer harmless from any and all Losses resulting from any adverse claims to the Gas, except to the extent those claims are caused by Gatherer.  Gatherer warrants to Shipper that Gatherer has the legal right to accept and redeliver the Gas free of any adverse claims, and Gatherer agrees to defend, indemnify and hold Shipper harmless from any and all Losses resulting from any adverse claims that arise while the Gas is in Gatherer’s custody, except to the extent those claims are caused by Shipper.

13.2     Custody.  From and after Shipper’s delivery of Gas to Gatherer at the Receipt Point, and until Gatherer’s redelivery of such Gas to or for Shipper’s account at the Delivery Point, as between the Parties Gatherer shall have custody and control of the Gas.  In all other circumstances, as between the Parties Shipper shall be deemed to have custody and control of Shipper’s Gas.

ARTICLE 14
INDEMNIFICATION AND INSURANCE

14.1     Indemnification.

(a)        Shipper shall indemnify, defend and hold harmless Gatherer, its Affiliates, and its and their respective employees, officers, directors, members, managers, partners, agents and representatives from all Losses caused, in whole or in part, by Shipper’s breach of any obligations in this Agreement or by Shipper’s negligence or willful misconduct.  Gatherer shall indemnify, defend and hold harmless Shipper, its Affiliates, and its and their respective employees, officers, directors, members, managers, partners, agents and representatives from all Losses caused, in whole or in part, by Gatherer’s breach of any obligations in this Agreement or by Gatherer’s negligence or willful misconduct.

(b)        Each Party represents that no hazardous substance as that term is defined in the Federal Comprehensive Environmental Response Compensation Liability Act (CERCLA), petroleum or petroleum products, “asbestos material” as that term is defined in 40 CFR 61.41 (1987), polychlorinated biphenyls (PCBs), or “solid waste” as that term is defined in the Federal Resource Conservation Recovery Act (RCRA), will be leaked, spilled, deposited or otherwise released by either Party on the other Party’s property; provided, however, that Gatherer makes no such representation with respect to any Gas or Drip Liquids delivered to the Receipt Point(s) by Shipper.  In the event that any of said above referenced materials are discovered on said property, each Party shall immediately notify the other Party of the discovery and existence of said materials.  In the event of either Party’s breach of the representations contained in this section, the full responsibility for the handling, remediation, treatment, storage or disposal of any such hazardous substance, petroleum or petroleum product, asbestos material, PCBs or solid waste discovered on said property, including the handling of such materials in compliance with all environmental laws including federal, state and local laws, rules and regulations, shall remain with such Party and such Party shall indemnify, defend and hold harmless the other Party, its Affiliates, and its and their respective employees, officers, directors, members, managers, partners, agents and representatives from all Losses, fines, penalties or compliance orders issued by any Governmental Authority relating to pollution or protection of the environment including without limitation laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, waste petroleum, toxic substances and hazardous substances occurring on said property.

14.2     Mutual Waiver of Consequential and Punitive Damages.  Except in respect of any Party’s indemnification obligations pursuant to this Agreement related to Losses arising out of Third Party claims, neither Party shall be liable to the other Party for any incidental, consequential, special or punitive damages.

14.3     Insurance.  The Parties shall maintain no less than the insurance coverage set forth in Exhibit E.

ARTICLE 15
ASSIGNMENT

15.1     Assignment of Rights and Obligations under this Agreement.  Except as otherwise set forth in Section 15.2, no Party shall have the right to assign its rights and obligations under this Agreement (in whole or in part) to another Person except with the prior written consent of the other Parties, which consent may be withheld at such Parties’ sole discretion.  The assigning Party shall give the other Parties written notice of any assignment within fifteen (15) Days after the date of execution of such permitted assignment.  This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the Parties.  Any attempted assignment made without compliance with the provisions set forth in this Section 15.1 shall be void.  A Party assigning its rights and obligations under this Agreement shall cause any and all assignees to accept, ratify and agree to be bound by the terms hereof.

15.2     Pre-Approved Assignment.

(a)        Any Party shall have the right without the prior consent of the other Parties to:  (i) assign its rights and obligations under this Agreement (in whole or in part) to an Affiliate; (ii) mortgage, pledge, encumber, or otherwise impress a lien, create a security interest or otherwise assign as collateral its rights and interests in and to the Agreement to any lender; (iii) make a transfer pursuant to any security interest arrangement described in (ii) above, including any judicial or non-judicial foreclosure and any assignment from the holder of such security interest to another Person; or (iv) assign the Agreement in connection with the sale of all or substantially all of its assets, or in connection with a merger, consolidation, or other reorganization.

(b)        Gatherer shall have the right without the prior consent of the other Parties to assign this Agreement to EQT Midstream Partners, LP or any of its Affiliates (including EQM Gathering Opco, LLC).

(c)        Producer shall have the right without the prior consent of the other Parties to assign all of its rights and obligations under this Agreement in connection with the sale of all or substantially all of Producer’s interest in the lands underlying the Gathering System, but only if such purchaser or surviving entity is an experienced and reasonably prudent operator with respect to Producer’s applicable production assets and agrees to adopt, ratify and be bound by the terms of this Agreement.

(d)       Gatherer shall have the right without the prior consent of the other Parties to assign all of its rights and obligations under this Agreement in connection with the sale of all or substantially all of Gatherer’s interest in the Gathering System, but only if such purchaser or surviving entity is an experienced and reasonably prudent operator with respect to the Gathering System and agrees to adopt, ratify and be bound by the terms of this Agreement.

15.3     Release.

(a)        If the assignee under an assignment permitted pursuant to this Article 15 (other than the assignment in Section 15.2(b))  is Creditworthy, then the assigning Party shall be released from the obligations applicable to such assignment (the “Assumed Obligations”).

(b)        If at the time of an assignment permitted pursuant to this Article 15 (other than the assignment in Section 15.2(b)) the permitted assignee or acquiring Person is not Creditworthy, then such assignee may provide to the other Party a guaranty of such assignee’s Assumed Obligations from a Person with (at the time of such assignment) a long-term, senior unsecured credit rating equal to or greater than the Investment Grade Rating, which guaranty shall be in a form reasonably acceptable to the other Party.  Upon the other Party’s receipt of such guaranty, the assigning Party shall be released from the Assumed Obligations.

(c)        Upon assignment to EQT Midstream Partners, LP or any of its Affiliates (including EQM Gathering Opco, LLC) of Gatherer’s rights and obligations under this Agreement, Gatherer shall be released from the Assumed Obligations.

ARTICLE 16
MISCELLANEOUS

16.1     Authorizations.  Each Party hereby represents that it has all requisite corporate authorizations to enter into this Agreement.

16.2     Notices.  Unless different notice is prescribed or allowed by Exhibit C, any notice, request, demand, statement, or payment provided for in this Agreement shall be confirmed in writing and shall be made as specified below; provided, that (a) notices claiming default shall only be made using overnight mail, certified mail, or courier; (b) notices of interruption or curtailment and similar operating matters may be provided orally or by electronic mail; and (c) nominations may be provided by electronic mail, effective immediately and, upon request, confirmed in writing.  A notice sent by facsimile transmission shall be deemed received by the close of the Business Day on which such notice was transmitted, or such earlier time as confirmed by the receiving Party.  Notice by overnight mail or courier shall be deemed to have been received two (2) Business Days after it was sent, or such earlier time as confirmed by the receiving Party.  The addresses of the Parties for notice purposes are set forth in Exhibit C, but such addresses are subject to change and, if so changed, shall be such other address as a Party shall from time to time furnish in writing to the other Party.

16.3     Merger.  This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements, conditions, understandings, representations and warranties between the Parties, whether written or oral.

16.4     Dispute Resolution.  If the Parties are unable to settle a dispute arising under this Agreement within thirty (30) Days of notice of such dispute, the Parties agree that resolution of such dispute will be subject to binding arbitration pursuant to the Commercial Dispute Resolution Rules of the American Arbitration Association (“AAA”).  Each of Gatherer

and Shipper shall be entitled to nominate one arbitrator, and the third arbitrator shall be selected by the Party-appointed arbitrators by mutual agreement.  The arbitral panel is not empowered to (a) issue a determination that requires a full or partial termination of this Agreement or (b) award damages in excess of compensatory damages, and each Party hereby irrevocably waives any right to recover punitive, exemplary, or similar damages with respect to such dispute, except in regard of Third Party claims for which an indemnity is owed under this Agreement.  All in-person arbitration proceedings shall be conducted in Pittsburgh, Pennsylvania.  The Parties agree that all arbitration proceedings conducted pursuant to this Section 16.4 shall be kept confidential in accordance with Section 16.9.

16.5     Jurisdiction.  This Agreement is governed by, subject to and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to any conflict of law rules.  Subject to Section 16.4, any action brought in respect of this Agreement must be brought in the state or federal courts sitting in Allegheny County, Pennsylvania.  The Parties waive the right to a jury trial.

16.6     Non-Waiver.  No waiver by either Party of any one or more defaults by the other in the performance of any of the provisions of this Agreement shall be construed as a waiver of any other default or defaults, whether of a like kind or different nature.

16.7     Severability.  If any term of this Agreement is determined to be illegal or unenforceable, the other terms remain in full force and effect.

16.8     Amendments.  No amendment, modification, or change to this Agreement shall be enforceable unless reduced to writing and executed by each of the Parties.

16.9     Disclosure.  Neither Party shall divulge the terms of this Agreement to any Third Party, without the written consent of the other party, except as (a) required by Laws or Governmental Authority, (b) in a business transaction involving this Agreement, or (c) in the circumstance of an emergency.  In the event disclosure is permitted under this Section 16.9, the disclosing party shall take reasonably prudent steps to preserve and maintain confidentiality, including securing the necessary confidentiality/non-disclosure agreements from the parties to whom such information is disclosed.

16.10   Exhibits and Schedules.  All Exhibits are part of this Agreement.

16.11   Cumulative Rights and Remedies.  Except as expressly provided herein, the rights and remedies created by this Agreement are cumulative and in addition to any other rights or remedies available at law or in equity.

16.12   No Third Party Beneficiary.  It is expressly understood that there is no Third Party beneficiary to this Agreement, and that the provisions of this Agreement do not create enforceable rights in anyone who is not a Party or a successor or assignee of a Party hereto, except as provided in Article 15 of this Agreement.

16.13   Survival.  The provisions set forth in Sections 2.2, 3.3(d), 5.2(d), Article 8, Article 12, Sections 13.1, 14.1, 14.2, 15.3 and Article 16 of this Agreement, shall survive any termination of this Agreement.

16.14   Execution.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Next page is signature page]

IN WITNESS WHEREOF, the Parties have executed this Agreement in triplicate originals to be effective as of the Effective Date.

EQT PRODUCTION COMPANY		EQT GATHERING, LLC

By:	/s/ Steven Schlotterbeck	By:	/s/ Randall Crawford

Name:	Steven Schlotterbeck	Name:	Randall Crawford

Title:	President	Title:	President

EQT ENERGY, LLC

By:	/s/ Donald Jenkins

Name:	Donald Jenkins

Title:	Senior Vice President Trading and Origination

SIGNATURE PAGE

JUPITER GAS GATHERING AGREEMENT

EXHIBIT A

RECEIPT POINTS, DELIVERY POINTS,

CONTRACT MDQ AND COMPRESSION MDQ

Receipt Point(s)	Receipt Point MDQ MMcf / Day	Zone	Zone MDQ MMcf / Day
HLB65	[***]	Zone 1	[***]
West Run	[***]	Zone 1	[***]
Koloski	[***]	Zone 1	[***]
ROG279	[***]	Zone 1	[***]
Pierce	[***]	Zone 1	[***]
Walker B	[***]	Zone 1	[***]
Moore	[***]	Zone 1	[***]
Phillips	[***]	Zone 1	[***]
Scotts Run	[***]	Zone 1	[***]
Patterson Creek	[***]	Zone 1	[***]
ROG162	[***]	Zone 1	[***]
ROG79	[***]	Zone 1	[***]

Moninger	[***]	Zone 2	[***]
Cooper	[***]	Zone 2	[***]
Big Sky	[***]	Zone 2	[***]
Way176	[***]	Zone 2	[***]
Amity	[***]	Zone 2	[***]
Harden Farm	[***]	Zone 2	[***]
Connors	[***]	Zone 2	[***]
Hughes	[***]	Zone 2	[***]
Roberts	[***]	Zone 2	[***]

Lacko	[***]	Zone 3	[***]
Hildebrand	[***]	Zone 3	[***]
Pyles	[***]	Zone 3	[***]
Beazer	[***]	Zone 3	[***]
Yabolnski	[***]	Zone 3	[***]
Way153	[***]	Zone 3	[***]
Nicoloff	[***]	Zone 3	[***]
McMillan	[***]	Zone 3	[***]
Robinson	[***]	Zone 3	[***]
Thompson	[***]	Zone 3	[***]
Thistlewaite	[***]	Zone 3	[***]

Exhibit A

EXHIBIT A (Continued)

RECEIPT POINTS, DELIVERY POINTS,

CONTRACT MDQ AND COMPRESSION MDQ

Delivery Point(s)	Location
Ingram	[***]
Amity	[***]
Jupiter	[***]
Callisto	[***]
Hopewell Ridge	[***]
Pipers Ridge	[***]

Drip Liquids Delivery Point(s)	Location
Not applicable

Contract MDQ:	[***]
Compression MDQ:	[***]

Exhibit A

EXHIBIT B-1
FEES

1.            Fee.  The Fees to be paid by Shipper to Gatherer for Gathering Services shall include the following:

[***] Four (4) pages omitted from this exhibit pursuant to confidential treatment request.

Exhibit B-1

EXHIBIT B-2

INCREMENTAL CAPITAL RIDER

This Incremental Capital Rider shall be used to calculate and set forth the Incremental Capital Fee for each Incremental Capital Project.  The Incremental Capital Fee shall be calculated in accordance with the provisions of Paragraph I below.  On the In-Service Date of each Incremental Capital Project, this Incremental Capital Rider shall be amended to include the Incremental Capital Fee and applicable Expansion Term for such Incremental Capital Project, all as set forth in the table in Paragraph II below.  Shipper shall be assessed each such Incremental Capacity Fee for the duration of the applicable Expansion Term, subject to adjustment in accordance with the annual fee adjustment set forth in Section 2 of Exhibit B-1.

For purposes of this Incremental Capital Rider, the Expansion Term applicable to an Incremental Capital Project shall be the last Expansion Term to terminate (excluding any extensions thereto) that is effective on the In-Service Date of such Incremental Capital Project.

I.              Incremental Capital Fee

a.             [***]

Exhibit B-2

II.        Table of Incremental Capital Fees

Incremental Capital Project	Contract MDQ	Incremental Capital Fee	In-Service Date	Applicable Expansion Term

Exhibit B-2

EXHIBIT C

PARTIES’ ADDRESSES FOR NOTICE PURPOSES

Shipper:

NOTICES & CORRESPONDENCE	PAYMENTS BY ELECTRONIC FUNDS TRANSFER
EQT Energy, LLC
ABA/Routing Number:
Swift Code:
Account Number:
Attn: [***]	Account Name:
Phone: [***]	For Credit to:
Fax:
Email address: [***]
INVOICES

Attn:
Phone:
Fax:
Email address:
EQT Production Company

Attn: [***]
Phone: [***]
Fax:
Email address: [***]

Gatherer:

NOTICES & CORRESPONDENCE	PAYMENTS BY ELECTRONIC FUNDS TRANSFER
EQT Gathering, LLC
ABA/Routing Number:
Swift Code:
Account Number:
Attn: [***]	Account Name:
Phone: [***]	For Credit to:

Exhibit C

Fax:
Email address: [***]
INVOICES

Attn:
Phone:
Fax:
Email address:

Exhibit C

EXHIBIT D

DESCRIPTION OF GATHERING SYSTEM

[***] Four (4) pages omitted from this exhibit pursuant to confidential treatment request.

Exhibit D

EXHIBIT E

INSURANCE

Gatherer and Shipper shall each purchase and maintain in full force and effect at all times during the term of this Agreement, at each Party’s sole cost and expense and from reliable insurance companies, policies providing the types and limits of insurance indicated below, which insurance shall be regarded as a minimum and shall be primary as to any other existing, valid, and collectable insurance maintained by the other Party.  Each Party’s deductibles shall be borne by that Party.  Self-insurance for Commercial General Liability and Worker’s Compensation shall be allowed.

A.                                Where applicable, Workers’ Compensation, in accordance with the statutory requirements of the State in which the work is to be performed, and Employers’ Liability including Occupational Disease, subject to a limit of liability of not less than $[***] per accident, $[***] for each employee/disease, and a $[***] policy limit.

B.                                 Commercial General Liability Insurance, with limits of liability of not less than the following:

$[***] each occurrence and in the aggregate for Bodily Injury and/or Property Damage combined

Such insurance shall include the following:

1.                                    Premises and Operations coverage;

2.                                    Contractual Liability covering the liabilities assumed under this Agreement;

3.                                    Drip Liquids and Completed Operations; and

4.                                    Sudden and Accidental Pollution coverage.

C.                                 Automobile Liability Insurance, with limits of liability of not less than the following:

$[***] Bodily Injury and/or Property Damage Combined Single Limit each accident.

Such coverage shall include owned, hired and non-owned vehicles.

D.                                Property Insurance for loss or damage to above-ground equipment and machinery, including loss or damage during loading, unloading, and while in transit.  Such coverage shall be on an “all-risk” basis and property shall be valued at replacement cost.

Exhibit E

E.                                  Excess Liability Insurance with limits of liability not less than the following:

Limits of Liability - $[***] per Occurrence and in the aggregate for Bodily Injury and Property Damage in excess of the coverage outlined in Paragraphs “A”, “B”, and “C.”

Each Party shall have the right to acquire, at its own expense, such additional insurance coverage as it desires to further protect itself against any risk or liability with respect to this Agreement and operations and activities thereunder or related thereto.  All insurance maintained by either Party shall provide a waiver by the insurance company of all rights of subrogation in favor of the Parties. The policies outlined in Paragraphs “B” and “C” shall include the other Party as an Additional Insured. Prior to execution of this Agreement, and at each subsequent renewal, each Party shall provide to the other Party a certificate of insurance evidencing the coverage and limits required by this Exhibit E.

Exhibit E

EXHIBIT F

INTERCONNECT TERMS

This Exhibit F establishes the general terms and conditions under which Producer and Gatherer will provide for the proper design, installation, operation, maintenance, ownership and cost responsibility of one or more Interconnect Facilities that receive Gas into the Gathering System.  This Exhibit F shall be updated for additional Receipt Point Interconnect Facilities approved in accordance with the terms and conditions of this Agreement.  No Party shall flow natural gas through new Receipt Point Interconnect Facilities until such time as this Exhibit F is amended to describe such Interconnect Facilities and all conditions in this Exhibit F are met regarding the installation and commissioning of the Interconnect Facilities.

I.                        INTERCONNECT FACILITIES

A.        Interconnect Facilities.  All equipment, piping and appurtenant facilities required at the Receipt Point(s) as set forth in this Exhibit F (the “Interconnect Facilities”) as well as ownership and responsibilities for design, installation, ownership, operation and maintenance shall be defined in the Responsibility Matrix in Article III of this Exhibit F.  All costs associated with the Interconnect Facilities, including any gross-up for applicable taxes, shall be Producer’s responsibility, unless waived by Gatherer, and any such costs paid by Gatherer shall be reimbursed by Producer, including any gross-up for applicable taxes.

B.         Design.  Gatherer’s current “Engineering and Technical Design Standards”, which set forth the general guidelines for Interconnect Facilities, can be viewed and downloaded on the “Producer Services” page of Gatherer’s website at the following: http://www.eqt.com/docs/pdf/InterconnectRequirementsAppendixB.pdf

1.                           Producer shall submit to Gatherer complete design drawings for any Proposed Receipt Point prior to construction of any facilities.  Producer agrees to make those changes to such design and construction plans as Gatherer, in its reasonable discretion, believes are necessary for the safe and reliable delivery of gas into Gatherer’s facilities.

2.                           Once the Proposed Receipt Point is approved, Gatherer shall respond in writing as to the acceptability of the detailed design by returning one set of drawings noted as “ACCEPTED”; provided that, if Gatherer fails to respond to Producer’s design drawings with thirty (30) Days after their receipt by Gatherer, such design plans will be deemed “ACCEPTED”.

3.                              If the proposed Interconnect design is initially denied but could be approved with modifications to the design of the Interconnect Facilities, Gatherer shall provide recommendations to Producer; provided that, if Gatherer fails to recommend modifications to Producer’s design drawings within thirty (30) Days after their initial denial by Gatherer, such design plans will be deemed “ACCEPTED”.

Exhibit F

When Producer’s design drawings are “ACCEPTED” or deemed “ACCEPTED” by Gatherer, Producer shall submit the drawings to a fabrication vendor approved by Gatherer and posted on Gatherer’s website.

C.         As-Built Drawings.  Producer shall develop an “as-built” location drawing of the Interconnect Facilities.  The “as-built” drawing shall include all facilities from the inlet side of the gas measurement facilities to the tie-in with Gatherer’s Gathering System facilities.  These detailed drawings shall include centerline measurements, valve, regulator, meter identification, pipe size(s) and type(s), and telemetering details.  For new Interconnects, Producer shall provide a copy of this drawing (AutoCAD or PDF format) to Gatherer for review and approval prior to activation of Interconnect Facilities.

D.        Pipeline Safety.  The Interconnect Facilities shall be installed, operated and maintained in accordance with 49 CFR Part 192.  All piping, fittings, and materials associated with Interconnect Facilities shall be consistent with the requirements of 49 CFR Part 192 and industry standards.

E.          Debris and Obstructions.  Producer’s facilities shall be cleared of all debris and obstructions before they are connected to Gatherer’s facilities.

F.      Maintenance and Identification.  Producer is responsible, and shall assume the initial costs, for landscaping, sign posting, painting, and final, post-construction cleanup at and around the Interconnect Facilities.  A meter set identification sign shall be posted at each location.  The sign shall, at a minimum, list the name of Producer, the telephone number (including area code) where the Receipt Point operator can be reached at all times, and Producer’s address.  The letters must be at least one inch (1”) high with one-quarter inch (¼”) stroke.  The information must be written legibly on a background of sharply contrasting color.

G.     Telemetry.  The electronic Gas measurement and communications equipment installed as part of the Interconnect Facilities shall include equipment for monitoring, recording, and transferring data deemed essential by Gatherer.  Unless waived by Gatherer, Producer shall acquire, install and pay for the on-going operating expenses for the electronic gas measurement and communications equipment to provide Gatherer, at a minimum, real-time information related to pressure, temperature, Gas flow and Gas quality (i.e., chromatograph). Gatherer shall specify the type of equipment to be provided by Producer.

H.        Commencement of Operation.  Producer shall notify Gatherer, in writing, when a Proposed Receipt Point is complete, and ready for inspection, testing and activation.  Gatherer shall be responsible for the coordination, installation, testing, and physical final tie-in to Gatherer’s Gathering System.  Gatherer shall develop, coordinate, and oversee all operations associated with purging the meter set and piping into service.  Under no circumstance shall the inlet pressure from the Producer meter set exceed the MAOP(s) set forth in this Exhibit F.

I.              Regulation.  Gatherer may require regulation and shall require over-pressure protection at the Receipt Point Interconnect Facilities under this Agreement.  Such regulation shall

Exhibit F

deliver pressures suitable to pressures in the Gathering System and otherwise consistent with the terms of this Agreement.

J.           Compression.  Producer shall provide Gatherer with a minimum of thirty (30) Days’ notice before any new compression is to be installed.  Any compression installed by Producer upstream of a Receipt Point shall: (1) not be within 400 feet of any measurement site of the Gathering System; (2) minimize pulsation at the Interconnect Facilities, at a square root error below zero point five percent (0.5%) (based on an industry-accepted square root indicator); (3) have low-pressure shutdown controls on the suction system that prevent drawing air into the system and, to the extent Producer desires to operate the suction system with less than a two (2) psig minimum inlet pressure, an oxygen sensor shall be installed on the inlet of the suction line so as to automatically shut down the Producer Compression when the oxygen is detected at levels above two thousand (2,000) parts per million (0.2%); and (4) be operated such that the discharge/outlet line pressure measured at the compressor cylinder shall not exceed the maximum allowable operating pressure of the Gathering System downstream of the Interconnect Facilities (with Producer responsible for primary pressure cut).

K.        [***].

II.                  GATHERER’S FACILITIES

A.        Gatherer’s Facilities.  Gatherer shall own, and Gatherer or its designee shall design, install, operate and maintain, a tap and side valve connecting Gatherer’s facilities to the Interconnect Facilities as more specifically described in Article III.  The Interconnect Facilities shall extend to within twenty five feet (25’) of Gatherer’s line unless otherwise approved by Gatherer.

B.         Notice of Repairs. Gatherer shall be notified of any and all repairs or changes to Interconnect Facilities or upstream of a Receipt Point.  Producer shall advise Gatherer in writing at least fifteen calendar (15) days before taking the Interconnect Facilities out of service for repairs for more than seven (7) days.  After Producer has completed all repairs, Producer shall provide reasonable notice to Gatherer that such repairs have been completed and the expected reconnection date of the Interconnect Facilities.

Exhibit F

III.            SITE SPECIFIC DATA AND FACILITY RESPONSIBILITY MATRIX

A.        In addition to the minimum design specification and operating parameters set forth in the Engineering and Technical Design Standards, the following specifications shall be followed:

1.                              Receipt Point Interconnect Data:  The table below provides for the list of meters covered under this Agreement which may be updated from time to time in accordance with the terms and conditions of this Agreement.  All meters in the Receipt Point Interconnect table shall conform to the specifications listed in the table under Section III(A)(2).

Meter ID	Meter Name	GPS Coordinates	MAOP	MinDQ* (Mcf / Day)	MaxDQ (Mcf / Day)
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

Exhibit F

* Calculated @ minimum NOP with minimum Beta plate when applicable

2.                              Responsibility for Interconnect Facility Equipment.  The following table establishes the design, construction, operation, maintenance and cost responsibility for certain aspects of the Interconnect Facilities.  All of the following design responsibilities designated as Producer’s responsibility shall be incorporated into the design and construction of the Interconnect Facilities:

Exhibit F

[***] STATION EQUIPMENT	REQUIRED	DESIGN	INSTALL	OWNERSHIP	OPERATE	MAINTAIN	SPECIAL PROVISIONS/ EQUIPMENT SPECS.
PIPING
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
GAS CONDITIONING
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
MEASUREMENT
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
GAS QUALITY
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
PRESSURE / FLOW CONTROL
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
ODORIZATION
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
MISCELLANEOUS
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***] Eighteen (18) pages omitted from this exhibit pursuant to confidential treatment request.

Exhibit F